Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the

Fourth Fiscal Quarter and Fiscal Year Ended April 30, 2012

Fourth fiscal quarter 2012 and recent strategic highlights include:

•	Revenue for the fourth quarter increased by 63% year-over-year to $31.4 million

•	Active clients at the end of the period increased by 38% year-over-year to 790

•	Bazaarvoice signed a definitive agreement to acquire PowerReviews on May 24, 2012

AUSTIN, TX, June 6, 2012 — Bazaarvoice, Inc. (NASDAQ:BV), a leading social software company, reported its financial results for the fourth fiscal quarter and fiscal year ended April 30, 2012:

•	Revenue for the fourth quarter was $31.4 million, an increase of 63%, as compared to $19.3 million for the fourth quarter of 2011.

•	Adjusted EBITDA for the fourth quarter was a loss of $3.5 million, compared to a loss of $3.0 million for the fourth quarter of 2011.

•

GAAP net loss for the fourth quarter was $6.4 million, compared to a net loss of $4.7 million for the fourth quarter of 2011. Non-GAAP net loss for the fourth quarter was $4.3 million, compared to a net loss of $3.4 million for the fourth quarter of 2011.

•

GAAP net loss per share for the fourth quarter 2012 was $0.13, compared to a GAAP net loss per share for the fourth quarter 2011 of $0.25. Non-GAAP net loss per share for the fourth quarter 2012 was $0.08, as compared to a non-GAAP net loss per share for the fourth quarter 2011 of $0.07.

•

For the year 2012, as compared to 2011, revenue increased 65% to $106.1 million from $64.5 million. GAAP net loss per share decreased to $0.92 from $1.13, and non-GAAP net loss per share was unchanged at $0.34. Adjusted EBITDA for the fiscal year 2012 was a loss of $12.9 million, as compared to a loss of $13.3 million for the fiscal year 2011.

“The fourth quarter marked a strong finish to fiscal 2012,” stated Brett Hurt, founder and CEO of Bazaarvoice. “Our momentum is being driven by the expanding reach and capabilities of our platform, the combination of which delivers significant value to our retail and brand customers. Online word of mouth content already plays a critical role in consumers’ purchasing decisions, and we believe that we are still in the early stages of transforming the $12 trillion retail industry.”

Hurt added, “We believe that the recent announcement of our intention to acquire PowerReviews will establish Bazaarvoice in the small to medium sized market and expands the Bazaarvoice network to over 1,800 clients globally, including nearly half of the Internet Retailer 500 companies. Looking forward, we expect the expanded client base will create new opportunities to syndicate authentic online word of mouth content across an expanded global network and enhance the ability of both brands and retailers to connect directly with their customers to generate new insights into consumer sentiment.”

Fourth Fiscal Quarter of 2012 Financial Details

Revenue: Bazaarvoice reported revenue of $31.4 million for the fourth fiscal quarter ended April 30, 2012, an increase of 63% compared to revenue of $19.3 million for the fourth fiscal quarter ended April 30, 2011.

Net loss: GAAP net loss for the fourth quarter was $6.4 million, compared to a GAAP net loss of $4.7 million for the fourth quarter of 2011. Non-GAAP net loss for the fourth quarter was $4.3 million, as compared to a non-GAAP net loss of $3.4 million for the fourth quarter of 2011.

Net loss per share: GAAP net loss per share for the fourth quarter was $0.13 based upon weighted average shares outstanding of 48.2 million, as compared to a GAAP net loss per share of $0.25 for the fourth quarter of 2011 based upon weighted average shares outstanding of 18.3 million.

Non-GAAP net loss per share for the fourth quarter was $0.08 based upon weighted average shares outstanding of 55.7 million, as compared to a non-GAAP net loss per share of $0.07 for the fourth quarter of 2011 based upon weighted average shares outstanding of 46.2 million.

Adjusted EBITDA: Adjusted EBITDA for the fourth quarter was a loss of $3.5 million, as compared to a loss of $3.0 million for the fourth quarter of 2011.

Clients: The number of active clients at the end of fourth quarter was 790, as compared to 737 at the end of the third quarter and 571 as of the end of the fourth quarter of 2011. Annualized revenue per average active client for the fourth quarter was approximately $164,700, as compared to approximately $153,600 for the third quarter and approximately $141,600 for the fourth quarter of 2011. Active client retention rate for the fourth quarter was approximately 97%, as compared to approximately 97% for the third quarter and approximately 96% for the fourth quarter of 2011.

Fiscal Year 2012 Financial Details

Revenue: Bazaarvoice reported revenue of $106.1 million for the fiscal year ended April 30, 2012, an increase of 65% compared to revenue of $64.5 million for the fiscal year ended April 30, 2011.

Net loss: GAAP net loss for the fiscal year 2012 was $24.3 million, compared to a GAAP net loss of $20.1 million for the fiscal year 2011. Non-GAAP net loss for the fiscal year 2012 was $16.5 million, as compared to a non-GAAP net loss of $15.4 million for the fiscal year 2011.

Net loss per share: GAAP net loss per share for the fiscal year 2012 was $0.92 based upon fully-diluted weighted average shares outstanding of 26.4 million, as compared to a GAAP net loss per share of $1.13 for the fiscal year 2011 based upon fully-diluted weighted average shares outstanding of 17.8 million.

Non-GAAP net loss per share for the fiscal year 2012 was $0.34 based upon fully-diluted weighted average shares outstanding of 48.3 million, as compared to a non-GAAP net loss per share of $0.34 for the fiscal year 2011 based upon fully-diluted weighted average shares outstanding of 45.7 million.

Adjusted EBITDA: Adjusted EBITDA for the fiscal year 2012 was a loss of $12.9 million, as compared to a loss of $13.3 million for the fiscal year 2011.

Clients: The number of active clients at the end the fiscal year 2012 was 790, as compared to 571 as of the end of the fiscal year 2011. Annualized revenue per average active client for the fiscal year 2012 was approximately $153,900, as compared to approximately $136,700 for the fiscal year 2011. Active client retention rate for the fiscal year 2012 was approximately 89%, as compared to approximately 90% for the fiscal year 2011.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the company’s financial results for the fourth fiscal quarter and fiscal year ended April 30, 2012. To access this call, dial (888) 254-2798 from the United States or (913) 312-0376 internationally with conference ID 6277435. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the company’s website, and a telephone replay will be available through June 20, 2012 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 6277435.

About Bazaarvoice

Bazaarvoice, a leading social software company, brings the voice of customers to the center of business strategy for more than 750 clients globally. Bazaarvoice helps clients create social communities on their brand websites and Facebook pages where customers can engage in conversations. These conversations can be syndicated across Bazaarvoice’s global network of client websites and mobile devices, which allows manufactures to connect directly with customers. The social data derived from online word of mouth translates into actionable insights that improve marketing, sales, customer service, and product development. Headquartered in Austin, Texas, Bazaarvoice has offices in London, Munich, New York City, Paris, Stockholm and Sydney. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net loss adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), income tax expense and other (income) expense, net. Non-GAAP net income excludes stock-based expense along with the associated income tax effect. Non-GAAP basic and diluted loss per share has been calculated assuming the conversion of all outstanding shares of our preferred stock into 27,897,031 shares of our common stock as of the first day of the beginning of the period.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would”, similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about, management’s estimates regarding future revenue and financial performance and other statements about management’s beliefs, intentions or goals. Bazaarvoice may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions, including our proposed acquisition of PowerReviews, Inc. as announced in our release on Form 8-K on May 24, 2012; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in Bazaarvoice’s S-1 as filed with the Securities and Exchange Commission on February 24, 2012. Additional information will also be set forth in Bazaarvoice’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Bazaarvoice makes with the Securities and Exchange Commission. Bazaarvoice does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Bazaarvoice Investor Relations Contact:

Bazaarvoice Investor Relations

Seth Potter

ICR, Inc. on behalf of Bazaarvoice, Inc.

646-277-1230

seth.potter@icrinc.com

Media Contact:

Emily Brady

Brady PR on behalf of Bazaarvoice, Inc.

650-692-6107

emily@bradypr.com

###

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	As of April 30,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$74,367	$15,050
Restricted cash	500	250
Short-term investments	50,834	—
Accounts receivable, net	17,977	12,954
Prepaid expenses and other current assets	3,873	2,841

Total current assets	147,551	31,095

Property, equipment, and capitalized software development costs, net	8,868	6,865
Other non-current assets	448	12

Total assets	156,867	37,972

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	2,523	1,558
Accrued expenses and other current liabilities	12,725	6,834
Deferred revenue	42,152	27,509

Total current liabilities	57,400	35,901

Long-term liabilities:
Deferred revenue less current portion	3,434	4,651
Deferred tax liability, long-term	31	399
Other liabilities, long-term	2,404	2,638

Total long-term liabilities	5,869	7,688
Total liabilities	63,269	43,589

Total stockholders’ equity (deficit)	93,598	(5,617)

Total liabilities and stockholders’ equity (deficit)	156,867	37,972

Bazaarvoice, Inc.

Condensed Consolidated Statement of Operations

(unaudited)

(in thousands, except net loss per share data)

	12 Months		Three Months
	Ended April 30,		Ended April 30,
	2012	2011	2012	2011
Revenue	$106,136	$64,482	$31,431	$19,281
Cost of revenue	36,441	25,615	10,325	7,293

Gross profit	69,695	38,867	21,106	11,988

Operating expenses:
Sales and marketing	49,726	34,568	14,257	10,116
Research and development	20,789	10,847	6,811	2,999
General and administrative	21,895	13,156	6,047	3,598

Total operating expenses	92,410	58,571	27,115	16,713

Operating loss	(22,715)	(19,704)	(6,009)	(4,725)

Total other income (expense), net	(803)	208	(15)	205

Net loss before income taxes	(23,518)	(19,496)	(6,024)	(4,520)

Income tax expense	811	561	343	139

Net loss	(24,329)	(20,057)	(6,367)	(4,659)
Accretion of redeemable convertible preferred stock	(38)	(46)	(3)	(11)

Net loss applicable to common stockholders	(24,367)	(20,103)	(6,370)	(4,670)

Net loss per share applicable to common stockholders:

Basic and diluted	($0.92)	($1.13)	($0.13)	($0.25)

Basic and diluted weighted average number of shares	26,403	17,790	48,236	18,346

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	12 Months		Three Months
	Ended April 30,		Ended April 30,
	2012	2011	2012	2011
OPERATING ACTIVITIES
Net loss	($24,329)	($20,057)	($6,367)	($4,659)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,108	2,311	861	626
Stock-based expense	7,710	4,681	1,952	1,279
Bad debt expense	1,083	482	158	128
Excess tax benefit related to stock-based expense	(78)	—	(78)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,566)	(4,974)	2,828	(145)
Prepaid expenses and other current assets	(1,132)	(1,983)	(1,661)	(1,095)
Other non-current assets	(298)	94	63	47
Accounts payable	808	419	(1,197)	39
Accrued expenses and other current liabilities	5,176	3,284	51	1,327
Deferred revenue	13,432	15,049	3,461	4,196
Other liabilities, long-term	(234)	47	(235)	(270)

Net cash provided by (used in) operating activities	(320)	(647)	(164)	1,473

INVESTING ACTIVITIES
Purchases of property, equipment, and capitalized internal-use software development costs, net	(5,119)	(2,282)	(1,313)	(444)
Increase of restricted cash	(250)	—	—	—
Purchase of short-term investments	(50,884)	—	(50,884)	—

Net cash provided by (used in) investing activities	(56,253)	(2,282)	(52,197)	(444)

FINANCING ACTIVITIES
Proceeds from initial public offering, net of offering costs	112,778	—	113,716	—
Proceeds from exercise of stock options	3,049	2,068	571	1,135
Excess tax benefit related to share-based payments	78	—	78	—

Net cash provided by financing activities	115,905	2,068	114,365	1,135

Effect of exchange rate fluctuations on cash and cash equivalents	(15)	(125)	58	(151)

Net change in cash and cash equivalents	59,317	(986)	62,062	2,013
Cash and cash equivalents at beginning of period	15,050	16,036	12,305	13,037

Cash and cash equivalents at end of period	74,367	15,050	74,367	15,050

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except net loss per share data)

	12 Months		Three Months
	Ended April 30,		Ended April 30,
	2012	2011	2012	2011
Non-GAAP net loss and net loss per share:
GAAP net loss	($24,329)	($20,057)	($6,367)	($4,659)
Stock-based expense (1)	7,710	4,681	1,952	1,279
Income tax adjustment for non-GAAP items	119	—	119	—

Non-GAAP net income	(16,500)	(15,376)	(4,296)	(3,380)

GAAP basic and diluted shares	26,403	17,790	48,236	18,346
Assumed preferred stock conversion	21,934	27,897	7,439	27,897

Non-GAAP basic and diluted shares	48,337	45,687	55,675	46,243

Non-GAAP basic and diluted net loss per share	($0.34)	($0.34)	($0.08)	($0.07)

Adjusted EBITDA:
GAAP net loss	($24,329)	($20,057)	($6,367)	($4,659)
Stock-based expense (1)	7,710	4,681	1,952	1,279
Adjusted depreciation and amortization (2)	2,104	1,706	552	449
Income tax expense	811	561	343	139
Total other (income) expense, net	803	(208)	15	(205)

Adjusted EBITDA	($12,901)	($13,317)	($3,505)	($2,997)

(1) Stock based expense includes the following:
Cost of revenue	$1,220	$978	$234	$235
Sales and marketing	1,869	1,122	636	307
Research and development	1,326	731	406	176
General and administrative	3,295	1,850	676	561

Stock-based expense	$7,710	$4,681	$1,952	$1,279

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	$825	$665	$194	$194
Sales and marketing	490	424	117	113
Research and development	431	200	136	50
General and administrative	358	417	105	92

Adjusted depreciation and amortization	$2,104	$1,706	$552	$449

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics

(unaudited)

(in thousands, except active clients and full-time employees data)

	Three Months Ended,
	Apr 30,	Jan 31,	Oct 31,	Jul 31,	Apr 30,	Jan 31,	Oct 31,	Jul 31,
	2012	2012	2011	2011	2011	2011	2010	2010
Revenue	$31,431	$27,602	$25,015	$22,088	$19,281	$17,306	$14,943	$12,952
Cost of revenue	10,325	9,514	8,805	7,797	7,293	6,676	6,414	5,232

Gross profit	21,106	18,088	16,210	14,291	11,988	10,630	8,529	7,720

Operating expenses:
Sales and marketing	14,257	12,152	12,125	11,192	10,116	8,592	8,063	7,797
Research and development	6,811	6,059	4,576	3,343	2,999	2,801	2,641	2,406
General and administrative	6,047	5,934	4,815	5,099	3,598	3,281	3,333	2,944

Total operating expenses	27,115	24,145	21,516	19,634	16,713	14,674	14,037	13,147

Operating loss	(6,009)	(6,057)	(5,306)	(5,343)	(4,725)	(4,044)	(5,508)	(5,427)

Total other income (expense), net	(15)	(337)	(367)	(84)	205	(50)	108	(55)

Net loss before income taxes	(6,024)	(6,394)	(5,673)	(5,427)	(4,520)	(4,094)	(5,400)	(5,482)

Income tax expense	343	181	178	109	139	149	137	136

Net loss	($6,367)	($6,575)	($5,851)	($5,536)	($4,659)	($4,243)	($5,537)	($5,618)

Stock-based expense (1)	1,952	2,503	1,697	1,558	1,279	1,253	1,084	1,065
Adjusted depreciation and amortization (2)	552	569	512	471	449	446	424	387
Income tax expense	343	181	178	109	139	149	137	136
Total other (income) expense, net	15	337	367	84	(205)	50	(108)	55

Adjusted EBITDA	($3,505)	($2,985)	($3,097)	($3,314)	($2,997)	($2,345)	($4,000)	($3,975)

Number of active clients (at period end)	790	737	701	640	571	518	480	419
Full-time employees (at period end)	640	608	566	520	494	467	441	381

(1) Stock-based expense includes the following:
Cost of revenue	234	319	344	323	235	247	244	252
Sales and marketing	636	419	412	402	307	325	236	254
Research and development	406	356	360	204	176	188	184	183
General and administrative	676	1,409	581	629	561	493	420	376

Stock-based expense	$1,952	$2,503	$1,697	$1,558	$1,279	$1,253	$1,084	$1,065

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	194	210	214	207	194	176	157	138
Sales and marketing	117	120	124	129	113	110	105	96
Research and development	136	134	93	68	50	51	50	49
General and administrative	105	105	81	67	92	109	112	104

Adjusted depreciation and amortization	$552	$569	$512	$471	$449	$446	$424	$387